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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-A/A
                          AMENDMENT NO. 1 TO FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

                             ASCENT PEDIATRICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                      04-3047405
  (State or Other Jurisdiction                   (I.R.S. Employer Identification
of Incorporation or Organization)                            Number)

                       187 BALLARDVALE STREET, SUITE B125
                                 (978) 658-2500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

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
If this Form relates to the registration of a class     If this Form relates to the registration of a
of securities pursuant to Section 12(b) of the          class of securities pursuant to Section 12(g)
Exchange Act and is effective pursuant to               of the Exchange Act and is effective
General Instruction A.(c), please check the             pursuant to General Instruction A.(d),
following box. / /                                      please check the following box. /x/



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Securities Act registration statement file number to which this form relates:
333-79383

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each Exchange on Which
Title of Each Class to be so Registered          Each Class is to be Registered
---------------------------------------          ------------------------------

None.

Securities to be registered pursuant to Section 12(g) of the Act:

                 Depositary Shares, each representing one share
                  of Common Stock, $.00004 par value per share,
                    subject to a call option and evidenced by
                a depositary receipt, of Ascent Pediatrics, Inc.*
                -------------------------------------------------
                                (Title of Class)


*The Depositary Shares of Ascent Pediatrics, Inc. (the "Company"), each representing one share of Common Stock, $.00004 par value, of the Company (the "Common Stock"), subject to a certain stock purchase option (the "Call Option") held by Alpharma USFD, Inc. ("Alpharma") and evidenced by a depositary receipt, will be traded on the OTC Bulletin Board only through the date on which the Call Option is exercised or expires unexercised.



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Depositary Shares, each representing one share of Common Stock of the Company subject to the Call Option and evidenced by a depositary receipt, is contained in the Company's Registration Statement on Form S-4 (File No. 333-79383) (the "S-4 Registration Statement") under the headings "Proposal 1 - The Merger -- The Depositary Agreement -- Rights of a Holder of Depositary Shares" and "-- The Call Option", and such description is hereby incorporated by reference. The Depositary Shares offered pursuant to the S-4 Registration Statement will be subject to the Call Option held by Alpharma in accordance with the terms of a merger agreement and related master agreement and depositary agreement. Pursuant to the terms of the Call Option, Alpharma has the right to purchase all outstanding shares of the Company's Common Stock by notifying the Company of its election to exercise the Call Option at any time during the 20-day period (subject to extension in certain circumstances) following the delivery to Alpharma of the Company's audited financial statements for the 2001 fiscal year.

ITEM 2.  EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
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2(1)           Agreement and Plan of Merger dated as of February 16, 1999 by and between the Registrant and Bird Merger Corporation.

3.1(2)         Amended and Restated Certificate of Incorporation of the
               Registrant.

3.2(3) Certificate of Designation, Voting Powers, Preferences and Rights of Series G Convertible Exchangeable Preferred Stock of the Registrant.

3.3(2)         Amended and Restated By-Laws of the Registrant.

4.1(2) Specimen Certificate for shares of Common Stock, $.00004 par value, of the Registrant.

4.2(1)         Form of Depositary Receipt (included in Exhibit 10.1).

10.1(1) Depositary Agreement dated as of February 16, 1999 by and among the Registrant, Alpharma and State Street Bank and Trust Company (included in Exhibit 2.1).

10.2(1) Master Agreement dated as of February 16, 1999 by and among the Registrant, Alpharma and Alpharma, Inc. (included in Exhibit 2.1).

10.3(1) Loan Agreement dated as of February 16, 1999 by and among the Registrant, Alpharma and Alpharma, Inc.

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(1)      Incorporated herein by reference to the Exhibits to the Registrant's
         Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on February 22, 1999.

(2) Incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-23319).

(3) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on June 2, 1998.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       ASCENT PEDIATRICS, INC.

Date: May 27, 1999                     By: /s/ Alan  R. Fox
                                           -------------------------------------
                                           Alan R. Fox
                                           President and Chief Executive Officer